Exhibit 10.8

MINERAL LEASE AGREEMENT

THIS AGREEMENT is made and effective the   12th   day of   September, 2012 (the “Effective Date”) by and between NEW JERSEY MINING COMPANY, an Idaho corporation, the address of which is P.O. Box 1019, Kellogg, Idaho 83837 (“Lessor”), and HECLA SILVER VALLEY, INC., a Delaware corporation, the address of which is 6500 N. Mineral Dr., Suite 200, Coeur d’Alene, Idaho 83815-9408 (“Lessee”).  Lessor and Lessee may be referenced collectively as the “Parties” or singularly, as a “Party”.

RECITALS

WHEREAS, Lessor holds the entire and exclusive possessory interest, subject only to the paramount title of the United States, to the unpatented lode mining claims situated in Shoshone County, Idaho, known as the Little Baldy (“LB”) Group (the “Property”), which are more fully described in Exhibit A attached hereto, and

WHEREAS, the Lessor and Lessee desire to enter into an Agreement whereby Lessee shall have the exclusive right and privilege to explore for, develop, and mine any ores, minerals, and materials on or under the Property, all on the terms and conditions as hereunder set forth;

NOW, THEREFORE, in consideration of the covenants herein expressed, the Parties agree as follows:

1.

PROPERTY DESCRIPTION

1.1

Property Description.  The Property that is the subject of this Agreement consists of those unpatented mining claims located in Shoshone County, Idaho, which are described in Exhibit A attached hereto.

1.2

Area of Interest.  As long as this Agreement is in effect, neither Lessee nor Lessor shall acquire any mineral rights within one-half (0.5) miles of the external boundary of the Property (“Area of Interest”) except as part of this Agreement. The Area of Interest shall become part of and be subject to the terms and conditions of this Agreement.

1.3

Relinquishment.  At any time and from time to time during the term of this Agreement, Lessee may relinquish to Lessor portions of the Property (the “Relinquished Property”) by providing written notice to Lessor with a description of the property to be relinquished.  Upon delivery of such notice, all of Lessee’s right, title, interest and obligations with respect to the Relinquished Property shall terminate, except that:  1) Lessee shall perform its obligations under Section 12.3; and 2) if the Relinquished Property includes unpatented mining claims and such mining claims are relinquished after July 1 of any calendar year, Lessee shall be required (as provided in Section 13.3) to perform all work and make all filings and payments to the Bureau of Land Management and to Shoshone County, Idaho, to maintain such claims for that calendar year.

2.

REPRESENTATIONS AND WARRANTIES

2.1

Lessor’s Representations and Warranties.  Lessor represents and warrants to Lessee that:

(a)

Lessor is a corporation duly incorporated and validly existing under the laws of the State of Idaho;

(b)

Lessor has the full right, power and authority to execute, deliver and perform this Agreement on the terms set forth herein; such execution, delivery and performance shall not violate any provision of Lessor’s articles or bylaws or any other contract, commitment or agreement to which Lessor is a party; and such execution, delivery and performance has been duly authorized by all necessary corporate action;

(c)

Lessor owns the entire undivided interest in, and has the exclusive possession of, the Property, subject only to the paramount title of the United States; and that title to the Property is free and clear of all liens and encumbrances and of all claims and demands whatsoever.  Lessor agrees not to encumber title to the Property while this Agreement is in effect;

(d)

With respect to the unpatented mining claims comprising the Property and subject to the paramount title of the United States:  (i) the claims were properly laid out and monumented; (ii) all required location work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) all assessment work has been performed, or fee payments in lieu thereof made, as required to hold the unpatented mining claims through the current assessment year ending August 31, 2013; (v) all affidavits of assessment work and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; and (vi) there are no conflicting claims;

(e)

There is no judgment outstanding and no litigation, action, proceeding or governmental investigation is pending or threatened, against Lessor or Property, that would have an adverse effect on the title or interest thereof, nor has any communication been received asserting or threatening any adverse claim to any part of the Property;

(f)

Except as permissible under applicable federal, state and local laws, rules, regulations, and ordinances (collectively “Laws”), there has never been:  (i) any material release, spill, discharge, leak, emission, escape or dumping of any kind of any toxic or hazardous wastes or substances from, on, in or under the Property or into any environment surrounding the Property; (ii) any material disposal of toxic or hazardous waste or substances on the Property or related to the Property; and (iii) any material storage or treatment of toxic or hazardous waste or substances on, at, or related to the Property;

(g)

There is and has been no violation of any applicable Laws including, without limitation, mining and environmental Laws with respect to or concerning the conduct of operations upon the Property;

(h)

There are no existing mineral production royalties or other payments of any kind that are payable with respect to the Property or any ores, minerals and mineral resources or anything else of value that may be mined and produced from the Property; and

(i)

Any and all taxes and assessments that have been levied or assessed against, upon or in connection with the Property that are due and owing have been paid.

2.2

Lessee’s Representations and Warranties.  Lessee represents and warrants to Lessor that:

(a)

Lessee is a corporation duly incorporated and validly existing under the laws of the State of Delaware;

(b)

Lessee has the full right, power and authority to execute, deliver and perform this Agreement on the terms set forth herein; such execution, delivery and performance shall not violate any provision of Lessee’s articles or bylaws or any other contract, commitment or agreement to which Lessee is a party; and such execution, delivery and performance has been duly authorized by all necessary corporate action.

3.

TERM

The primary term of this Agreement shall be for a period of twenty (20) years, which commences on the Effective Date (the “Initial Term”) unless sooner terminated under the provisions of Section 12.  Lessor grants Lessee the right to renew this Agreement for a successive twenty (20) year period and so long thereafter as ores or minerals are being explored, developed, mined, processed or marketed from the Property (the “Renewal Term”).  Lessee may exercise its right to renew this Agreement by written notice to Lessor given at any time prior to expiration of the Initial Term.

Whenever the continued term of this Agreement is dependent upon continuing development, mining, processing or marketing by Lessee and there occurs periods (i) when there is no reasonable market for ores or minerals which are or could be produced by Lessee from the Property, or (ii) when the continuing development, mining, processing or marketing by Lessee of ores or minerals from the Property is prevented or interrupted by a condition or happening of force majeure (as defined in Section 11), the term of this Agreement shall nevertheless continue during such periods subject to termination by Lessor if the suspension of operations for the enumerated causes has continued without interruption for at least seven (7) years.  When a satisfactory market becomes available, or upon cessation of any period of force majeure, Lessee shall have a reasonable time thereafter within which to resume development, mining, processing or marketing of ores or minerals from the Property.  No cessation of operations for twelve (12) consecutive months or less, when such cessation is caused by any other reason, shall be  considered a break in the continuity of development, mining, processing or marketing.  A “reasonable market” shall not be deemed to exist and Lessee may suspend operations during periods when the products of the leased premises cannot be produced and sold at a profit by reason of low metals prices or otherwise, or when such products cannot be readily sold at prevailing prices so that an unreasonable inventory thereof has accumulated or otherwise would accumulate.

4.

GRANT OF LEASE AND EXPLORATION AND MINING PRIVILEGE

4.1

Grant.  Lessor hereby grants to Lessee, for the term specified in Section 3, a lease of the Property, including the exclusive right and privilege of entering upon the Property, to explore, prospect for and mine Minerals (defined in Section 4.2) and Mineral deposits contained upon or within the Property.

4.2

Definitions.  As used in this Section 4 and elsewhere in this Agreement, the following terms shall have the meanings assigned in this Section:

“Explore” or “Prospect” shall have reference to entering and conducting all means and methods of search above and below the surface, with or without machinery and equipment, including, but without being limited to:

(a)

Conducting geologic, geophysical, geochemical, and other exploration studies and tests.

(b)

Digging or excavating trenches, pits, adits, shafts, and other types of excavation.

(c)

Drilling test holes.

(d)

Excavating drill hole sites, sumps and mud pits.

(e)

Constructing roads reasonably required for ingress, egress, access to work and campsites, and communication.

(f)

Extracting and removing samples in non-commercial quantities for the purpose of collecting information and making analyses and tests.

(g)

Building camp and other facilities to service exploration activities.

“Mine” shall mean the mining, extracting, producing, handling, milling or other processing of Minerals, and shall include (without limitation) all preparation (other than Exploration) for the removal and recovery of Minerals, including the preparation of a feasibility study, and construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Minerals.

“Minerals” shall mean any and all mineral substances of any nature, metallic or non-metallic, and all related ores and concentrates; excluding however, oil, gas and other hydrocarbon substances.

5.

PAYMENTS TO LESSOR/ADVANCED MINIMUM ROYALTIES

Commencing with the year that this Agreement is executed and for each calendar year thereafter that this lease continues and remains unterminated, Lessee agrees to pay to Lessor as an Advanced Minimum Royalty the sums set forth below:

Year

Amount/Calendar Year

2012

$24,000

2013

$24,000

2014

$24,000

2015

$36,000

2016

$36,000

2017

$36,000

thereafter

$48,000

The first payment shall be made upon execution of this Agreement.  Each successive payment shall be made on the anniversary of the Effective Date of this Agreement, unless this Agreement is terminated in accordance with Section 12.  All Advanced Minimum Royalty payments hereunder shall be a credit against all production royalties payable thereafter pursuant to Section 7.

6.

WORK COMMITMENTS

During the Initial Term hereof, Lessee shall complete the following work expenditures upon, towards or for the eventual benefit of the Property:

•

$200,000 in expenditures by the third anniversary of the Effective Date (on or by September 12, 2015)

•

$300,000 in additional expenditures by the sixth anniversary of the Effective Date (on or by September  12, 2018)

•

$400,000 in additional expenditures for each consecutive three-year period that this Agreement remains in effect or until commercial production commences

The term “upon” means exploration or development work performed within the Area of Interest . The work may include, but is not limited to diamond drilling, drifting, shaft sinking, raising, rehabilitation of existing underground openings in advance of any such work, surface mapping, geochemical surveys, stratigraphic and structural investigations, metallurgical and other physical analytical work, mine engineering and geological analysis which enhances the understanding of the geology and possible mineralization of the leased premises, and in addition all unpatented claim holding costs.

In the event work is performed in excess of the minimum expenditure during any period, the excess may be carried forward to the credit of the Lessee for successive periods.

7.

ROYALTIES

7.1

Production Royalty.  Lessee agrees to pay to Lessor, as a production royalty (the “Royalty”), Two Percent (2%) of the Net Smelter Returns (“NSR”) (defined in Section 7.2) upon all Minerals mined and removed from the Property.  Notwithstanding any provision of this Agreement to the contrary, the Royalty shall be payable only with respect to Minerals that are ultimately and actually recovered from the Property and for which Lessee receives payment or consideration.  Lessee shall have no obligation to pay any Royalty whatsoever on Minerals extracted from the Property for testing purposes, including without limitation for bulk samples, assays, geochemical analyses, amenability to milling and recovery determinations, pilot plant tests and test trammel operations unless and until the same are subsequently sold.

This royalty shall not apply to any property owned or controlled by Lessee that is located within the Area of Interest as of the Effective Date.

In the event the United States, or any other governmental body, imposes any royalty or other burden on mineral production affecting the Property, the effect of which would be to burden the Property, the NSR payable hereunder shall be converted to a one percent (1%) NSR.

7.2

Net Smelter Returns.  The term Net Smelter Returns Royalty shall be defined and calculated as follows:

The actual sale proceeds received by Lessee from the sale of Minerals mined and removed from the Property to a smelter, refinery or other processor (as reported on the smelter settlement sheet) less the following expenses actually incurred and borne by Lessee:

(i)

the actual costs of freighting or transporting said Minerals from the mine or mill to the point or points of sale (including, without limitation, costs of loading, transporting and insuring the ores, metals, minerals and concentrates in transit), unless already deducted by the purchaser;

(ii)

all charges and costs of or relating to milling, smelting and refining (including without limitation, processing, sampling, assaying and weighing charges), unless already deducted by the purchaser; and

(iii)

all sales, use, gross receipts, severance, and other taxes, if any, payable with respect to the severance, production, removal, sale or disposition of Minerals from the Property, but excluding any taxes on net income, unless already deducted by the purchaser.  In the event such smelter or other processor is owned or controlled by Lessee or any of its affiliates, charges, costs and penalties for such operations shall mean (for the purposes of calculating Net Smelter Returns) the amount that Lessee would have incurred if such operations were carried out at facilities not owned or controlled by Lessee then offering comparable services for comparable products on prevailing terms.

7.3

Payments.  Production royalties shall be payable quarterly, not later than the expiration of the first month in the calendar quarter following the calendar quarter in which production is priced and sold and full payment is received.  At such time as Lessee makes a Royalty payment to Lessor, Lessee shall provide Lessor a written statement setting forth the manner in which such payment of Royalty was calculated for that particular quarter.  All payments to be made in accordance with this Agreement shall be in United States currency.

7.4

Audits.  All Royalty payments made during each calendar year shall be considered final and in full satisfaction of all obligations of Lessee with respect thereto, unless either party gives written notice describing and setting forth a specific objection to the determination thereof within ninety (90) days following the end of the calendar year during which such Royalty payments were paid.  During the ninety (90) day period, Lessor shall have the right, upon reasonable notice and at a reasonable time, to have Lessee’s accounts and records relating to the calculation of the Royalty paid during such calendar year audited by an independent certified public account acceptable to Lessor.  If such audit determines that there has been a deficiency or an excess in the payment(s) made to Lessor, such deficiency or excess shall be resolved by adjusting the next monthly Royalty payment due hereunder, or by direct payment if no monthly production royalty payment follows the audit determination, or such payment is insufficient to fully adjust for such deficiency or excess.  Lessor shall pay all costs of such audit.  All books and records used by Lessee to calculate the Royalty due hereunder shall be kept in accordance with GAAP, consistently applied.  Failure on the part of Lessor to make a claim on Lessee for adjustment within the ninety (90) day period shall establish the correctness and preclude the filing of exceptions thereto or making of claims for adjustment thereon.

8.

ACCESS TO DATA

Lessee’s engineering progress maps and all factual exploration, development and production data including drill core and assay results (but excluding interpretive information or data) from the Property shall be available upon reasonable request for Lessor’s inspection.

The Lessor agrees that the above stated data is confidential and the Confidential Information is the sole property of the Lessee, or its affiliates, and agrees to keep the Confidential Information confidential during the period of this Agreement, and during the confidentiality period, the Lessor shall not use the Confidential Information except for the sole purpose of evaluating the Confidential Information for the purpose of evaluating the progress and financial status of the Agreement.  The Lessor shall have the right to communicate such Confidential Information only to those employees, agents, consultants or affiliated entities whose duties and responsibilities justify the need to know such Confidential Information for the purpose of this Agreement, and the Lessor agrees that such employees, agents, consultants and affiliated entities will be bound by the terms of this language regarding the confidentiality and use of the Confidential Information.  Any reports or analyses prepared by the Lessor through the use of the Confidential Information shall be considered confidential and proprietary in nature and shall be treated as Confidential Information for purposes of this Agreement.  The Lessor shall not be under any obligation of confidentiality with respect to any Confidential Information which: (a) can be demonstrated was in the Lessor’s possession prior to the time it was disclosed by the other Party; (b) is or becomes available to the general public through no fault of a Party to this Agreement; or (c) is disclosed by a third party who is under no obligation preventing the disclosure of such Confidential Information.

9.

INSPECTION

The Lessor may enter the Property at reasonable times for the purpose of inspecting the same, and Lessee shall facilitate such inspection in reasonable ways, but Lessor shall enter upon said Property at Lessor’s own risk and so as not to hinder unreasonably the operations of Lessee; and the Lessor shall indemnify and hold harmless the Lessee from any damage, claim or demand by reason of injury to or the presence of the Lessor or the Lessor’s agents, representatives, licensees, or guests or any of them on the Property or approaches thereto.

10.

TITLE

10.1

Provision of Information.  Upon request by Lessee, Lessor shall promptly furnish to Lessee copies of all information in its possession or under its control relating to title to or description of the Property, including without limitation copies of all abstracts and certificates of title, title insurance policies, commitments for title insurance, title reports, memoranda or opinions of counsel, certificates of location, amendments or relocation, prior deeds, contracts, applications for patent, proofs of labor, maps, surveys and documents filed with any local, state or federal government agency.  Lessee shall reimburse Lessor for the costs of such copies.  Upon execution of this Agreement, Lessor shall provide Lessee any and all information in its possession or under its control regarding any existing or past industrial, milling, manufacturing, waste storage, exploration, development, mining, processing or beneficiating use of the Property.

10.2

Title Defects and Cure.  If within ninety (90) days of the Effective Date of this Agreement, (1) in the opinion of Lessee, Lessor’s title is defective or less than represented in Section 2, or (2) Lessor’s title is contested or questioned by any person, entity, or governmental agency, and if Lessor is unable to promptly correct the defects or alleged defects in title, Lessee may attempt, with all reasonable dispatch, to perfect, defend, or initiate litigation to protect Lessor’s title.  In that event, Lessor shall execute all documents and shall take such other actions as are reasonably necessary to assist Lessee in its efforts to perfect, defend, or protect Lessor’s title.  If title is less than as represented in Section 2, then (and only then) Lessor shall reimburse Lessee for all costs and expenses incurred by Lessee in perfecting, defending, or correcting title (including, but without being limited to, the cost of attorneys’ fees and the cost of releasing or satisfying any mortgages, liens and encumbrances), unless the encumbrance or dispute arises from Lessee’s failure to perform its obligations hereunder (in which case such costs shall be borne by Lessee).

10.3

Amendment and Relocation.  Upon Lessor’s written notification and permission, Lessee shall have the right, at its sole discretion and expense, to relocate, amend or abandon the location of any of the mining claims included in the Property whenever Lessee deems such action desirable in order to perfect the mining claims, cure defective locations, include additional ground in the mining claims, convert the mining claims to mill sites or for any other reason.  Any such relocation, amendment or abandonment shall be made by Lessee as agent for and in the name of Lessor, except to the extent such mining claims are owned by a third party.  Any new locations resulting from such actions or relocations shall be deemed part of the Property and shall be subject to all of the terms and conditions of this Agreement.

10.4

Lesser Interest.  If within ninety (90) days of the Effective Date of this Agreement, it is determined that the rights and title granted hereunder are less than the rights and full undivided title to the Property as represented in Section 2 as of the Effective Date, then:  (a) all payments to be made to the Lessor hereunder shall be reduced to the same proportion thereof as the undivided rights and title granted hereunder; and (b) Lessee shall be entitled to offset, against subsequent payments under Section 5 and Royalty payments payable to Lessor under this Agreement, the amount of all payments made to Lessor in excess of Lessor’s proper proportionate share prior to such time as it is determined that Lessor owns less than the full undivided title to the Property.

10.5

No Limitation.  Nothing herein contained and no notice or action that may be taken under this Section shall limit or detract from Lessee’s right to terminate this Agreement at any time.

10.6

Patent.  Upon request by Lessee, Lessor shall deliver to Lessee a full and irrevocable power of attorney authorizing, and solely to be used for, Lessee to apply for a United States mineral patent for all or any of the mining claims included in the Property, and Lessor agrees not to object to, protest or adverse such application.  If Lessee, in its sole and absolute discretion and expense, elects to apply for such a patent, application shall be made in Lessor’s name.  Upon request by Lessee, Lessor shall execute any and all documents in connection with the patent application.  Any mineral patent issued with respect to the Property shall become part of the Property subject to all of the terms and conditions of the Agreement.

10.7

Additional and After-Acquired Title.  While this Agreement is in effect and pursuant to Section 1, if Lessor now owns or subsequently acquires any further right, title or interest in or to the Property, Lessor shall promptly provide Lessee with written notice thereof, and such right, title and interest shall, without payment of additional consideration, become part of the Property subject to all of the terms and conditions of this Agreement.

10.8

Third Party Claims.  In the event, within ninety (90) days of the Effective Date of this Agreement, that any person or entity (other than Lessor) claims or asserts or appears to hold any right, title or interest whatsoever in or to the Property (including without limitation the minerals in, on or under the Property) production therefrom or this Agreement, then the following shall apply:  (i) Lessee may deposit in a special escrow account any payments otherwise due Lessor; (ii) the sum deposited shall remain in the special escrow account until the claim or controversy is resolved or until there has been a final determination by a court or administrative body of competent jurisdiction and all appeals have been exhausted or periods of appeal have expired; and (iii) Lessee shall have the right to deduct from any Royalty Payments to Lessor any amounts that Lessee is required to pay to such third parties or that Lessee reasonably elects to pay such third parties in satisfaction of their claims.

11.

FORCE MAJEURE

Lessee shall be excused from the performance of its obligations of every kind under this Agreement during such period or periods as performance may be rendered impossible by force majeure, with the exception of the making of any payments which have accrued and are due as provided in Section 5.  The time for performance of any obligation shall be extended for a period of time during which such performance was excused by reason of such force majeure.  In addition, the Renewal Term shall be extended for all periods of force majeure. Force majeure shall mean war or war conditions, terrorist act, fire or acts of nature, strikes or other labor controversies, accident, riots or civil commotion, casualty, government regulation or interference, inability to obtain labor, material, or equipment on the open market, delay in transportation, plant breakdown, or any other cause not reasonably within the control of Lessee and which, by the exercise of due diligence, Lessee is unable, wholly or in part, to prevent or overcome.  Notwithstanding the foregoing, Lessee shall not be required to settle any strikes or labor disputes.

12.

TERMINATION

12.1

By Lessee.  Lessee shall have the right to terminate this Agreement at any time by giving Lessor thirty (30) days advanced written notice of Lessee’s election to so terminate.  Upon the giving of such notice, this Agreement shall automatically terminate without further action of the parties, and Lessee shall have no further rights, title or interests or obligations hereunder other than such as have accrued prior to the date of such termination and those specified in Section 12.3.

12.2

Default/Termination by Lessor.  If Lessee shall be in default in making any payment or performing any other obligation herein, Lessor may give written notice to Lessee of such default, setting forth in such notice the nature and details of such default.  Lessee shall have fifteen (15) days after receiving a notice of default to remedy a default in payment, and thirty (30) days after receiving a notice of default with respect to any other default in which to commence to cure such default and thereafter to diligently prosecute such cure until completion.  If Lessee fails to cure or commence to cure the default within the times specified, or if Lessee fails to contest such default by written notice to Lessor within fifteen (15) days after receiving a notice of default from Lessor, Lessor may terminate this Agreement by written notice to Lessee.  If Lessee contests the existence of a default, the Parties shall submit the matter to mediation prior to any filings with Idaho District Court.

12.3

Removal of Equipment.  Following a termination of this Agreement pursuant to Section 3, 12.1 or 12.2, Lessee shall have no further rights, titles or interests or obligations hereunder other than such as have accrued prior to the date of such termination, except as provided in this Section 12.3.  Lessee shall have one hundred and eighty  (180) days from the termination of the Agreement to remove all structures, machinery and equipment and other property of every description placed upon the Property, provided that Lessee shall not remove any underground ladders or timbers or stulls required for support of mine openings.

12.4

Survival.  Lessor’s representations and warranties under Section 2, Lessee’s rights under Section 12.3, the indemnities under Section 13.7, and such other provisions of this Agreement as may be necessary to effectuate the intention of the Parties as expressed in this Agreement shall survive termination of this Agreement pursuant to Section 3, 12.1 or 12.2.

13.

OPERATIONS AND RELATED RIGHTS AND OBLIGATIONS

13.1

Conduct of Operations.  Lessee shall conduct its operations hereunder in a good and miner-like manner, and shall endeavor in good faith to comply with all applicable laws, rules and regulations.  Nothing contained herein shall be construed, and no covenants shall be implied, to require Lessee to open or develop any mine or mines on the Property or to perform any exploration, development, or other work thereon at any time that Lessee in its discretion determines not to conduct such activities, so long as Lessee complies with the express requirements of this Agreement.  Whether or not any such exploration, development, mining or other activities shall at any time (whether during the Initial Term or the Renewal Term of this Agreement) be conducted and the location, manner, method, extent, rate and timing of such activities shall be determined within the sole and absolute discretion of Lessee.  Whenever Lessee deems it necessary or advisable, it may discontinue or resume exploration, or development, from time to time during the term hereof.

13.2

Protection from Liens.  Lessee agrees to pay all expenses incurred by it in its operations hereunder and to permit no liens arising from any act of Lessee to remain upon the Property, and to indemnify Lessor against any liability to third persons resulting from Lessee’s operations hereunder.

13.3

Annual Requirements.  Lessee agrees to perform all work, filings and payments required to maintain the Property pursuant to federal, state or county laws or regulations during the term of this Agreement.  Lessee agrees to pay all annual fees required to maintain the Property to the Bureau of Land Management prior to September 1 of each lease year, and to provide Lessor with evidence of such payments.  In the event Lessee relinquishes any claims included in the Property pursuant to Section 1.3 prior to September 1 of any year, Lessee shall have the obligations set forth in Section 1.3.

13.4

Commingling.  Lessee shall have the right of mixing or commingling, at any location and either underground, or at the surface, any ores, metals, minerals or mineral products from the Property and other properties provided that Lessee shall determine the weight or volume of, sample, and analyze all such ores, metals, minerals or mineral products before the same are so mixed, or commingled.  The weight or volume, and the analysis so derived, shall be used as the basis of allocation of Net Smelter Return production royalties payable to Lessor under this Agreement in the event of a sale by Lessee of Minerals so mixed or commingled.

13.5

Cross-Mining Rights and Vertical Boundaries.  Lessee shall have cross-mining rights involving ores and minerals, waste materials, water, ventilation, mining machinery, mining equipment, and mining supplies as may be necessary, useful or convenient from time to time in the conduct of mining operations in, upon or under the Property or in, upon, or under other properties owned or controlled by Lessee in the area.  Lessor and Lessee agree that vertical boundaries shall be applicable in determining lessorship of Minerals and other materials from the Property.

13.6

Permits and Approvals.  Lessor understands that Lessee may make efforts to obtain permits, licenses, rights, approvals or authorizations from governmental or private persons or entities in connection with the exercise by Lessee of its rights under this Agreement.  Upon request by Lessee, Lessor shall assist and cooperate fully with Lessee in any such endeavors, including without limitation by the execution of pertinent documents.

13.7

Indemnities.  Lessee shall indemnify Lessor from and against any damage, liability, obligation, claim, demand, judgment, action and cost (collectively, “Claims”) arising as a result of Lessee’s negligence; however, Lessee shall have no liability for and no obligation to indemnify Lessor from and against Claims arising from or relating to any adverse environmental conditions on the Property as of the Effective Date.  Lessor shall indemnify Lessee from and against any and all Claims arising from or relating to:  (a) Lessor’s negligence; (b) the breach by Lessor of any of its representations and warranties as set forth in Section 2.1, (c) the conduct of operations on the Property by Lessor prior to the Effective Date; and (d) any adverse environmental conditions on the Property as of the Effective Date.

14.

NOTICES AND PAYMENTS

14.1

Notices.  Any notice, payment or other document required or permitted to be given hereunder shall be in writing addressed to the parties as follows:

To Lessor:

New Jersey Mining Company

Attn: President

P.O. Box 1019

Kellogg, Idaho 83837

To Lessee:

Hecla Silver Valley, Inc.

Attn:  General Manager

6500 N. Mineral Dr., Suite 200

Coeur d’Alene, Idaho 83815-9408

or to such other addresses as hereafter shall be forwarded in writing by either party from time to time.  Except as otherwise provided herein, service or notice of delivery of information shall be effective and complete upon personal delivery, overnight courier or upon the deposit thereof in United States mail with postage prepaid and addressed as aforesaid.

14.2

Payments.  Lessor, for itself and its successors and assigns, agrees that there shall at all times be kept in force with Lessee a designation, in writing and duly acknowledged, of the name and address of one agent to receive all payments due hereunder and to acknowledge receipt of same.  Lessee may require reasonable evidence that any such designation is duly executed and acknowledged by and delivered on behalf of the Lessor.  Lessee shall not be obligated to deliver more than one check for each payment that becomes due under this Agreement except to replace a check lost or destroyed.  Until the agent designated to receive payments on behalf of Lessor is changed as herein provided, Lessee shall discharge its obligations to make payments hereunder by tending payment to the agent last duly designated hereunder by Lessor.

15.

TAXES

15.1

Real and Personal Property Taxes.  During the term of this Agreement, Lessee shall pay ad valorem and real property taxes and assessments levied upon, assessed against or relating to the Property, if any, and all taxes and assessments levied or assessed upon or against the personal property of Lessee located on or about the Property.

15.2

Taxes Related to Operations.  During the term of this Agreement, Lessee shall pay all taxes, assessments and fees imposed or assessed in connection with the production of Minerals from the Property or other activities of Lessee pursuant to this Agreement, including without limitation, any net proceeds, production, occupation, sales, severance, privilege or other similar or related taxes.  All such taxes shall be deducted from Net Smelter Returns as provided in Section 7.2.

15.3

Limitations.  Lessee shall not be obligated to pay any taxes, assessments or fees under this Section that are allocable to portions of any year in which this Agreement is not in force.  Each of Lessee and Lessor shall be responsible for payment of income taxes on their own respective incomes.

15.4

Cooperation.  Lessor shall promptly furnish to Lessee all bills, demand notices or statements received by Lessor that relate to any tax, assessment or fee described in this Section.

16.

GENERAL

16.1

Memorandum.  Lessor agrees to execute, upon request by Lessee, a Memorandum of this Agreement which notice shall be for purposes of recordation in the real property records of Shoshone County, Idaho.  In the event of any conflict or inconsistency between this Agreement and the Memorandum, this Agreement shall control.

16.2

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws and regulations of the State of Idaho, without reference to its conflict of laws provisions.  Venue for any action to enforce this Agreement shall be Kootenai County, State of Idaho.

16.3

Severability and Construction.  In the event that any court of competent jurisdiction determines that any provision of this Agreement is unenforceable, illegal or in conflict with any federal, state or local law, the Parties shall petition (or shall hereby be deemed to have petitioned) such court to reform such provision in such a way as to carry out the intent of the Parties to the maximum extent permissible.  However, if the court declines to so act, such provision shall be considered severable from the rest of this Agreement, the other provisions of this Agreement shall remain unaffected and in full force and effect, and this Agreement shall be construed and enforced as if it did not contain such provision.  The headings used in this Agreement are for convenience only and shall be disregarded in construing this Agreement.

16.4

Entire Agreement.  There are no understandings between the Parties hereto as to the subject matter of this Agreement other than as herein set forth and in the documents specifically incorporated herein.  All previous communications concerning the subject matter of this Agreement are hereby superseded and this Agreement shall constitute the entire and integrated agreement between the Parties.

16.5

Assignment.  Neither Party may assign this Agreement, or any part thereof, without the prior written consent of the other Party; however no such consent shall be necessary if a Party assigns its interest to an affiliate.

16.6

Legal Advice.  Lessor and Lessee expressly acknowledge that they have individually sought (or have had the opportunity to seek) the advice of independent legal counsel to assist Lessor and Lessee in negotiating and reviewing this Agreement.  Lessor and Lessee expressly acknowledge that Lessor and Lessee are not relying on any oral or written statement (not expressly set forth in this Agreement) made by Lessor and Lessee, their officers, employees or agents regarding any matters pertaining to this Agreement.

16.7

Binding Effect.  All covenants, conditions and terms of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

16.8

Counterparts.  This Agreement may be executed in counterparts, all of which taken together shall constitute a single and complete contract.

16.9

No Presumption Based on Authorship.  No provision of this Agreement shall be construed as against or in favor of any party by virtue of the authorship or purported authorship thereof.

IN WITNESS WHEREOF, this Agreement has been executed to be effective as of the date first above set forth.

LESSOR:

LESSEE:

NEW JERSEY MINING COMPANY

HECLA SILVER VALLEY, INC.

By:   /s/ Fred W. Brackebusch

By: /s/ Stephen M. Petroni

Print Name: Fred W. Brackebusch

Print Name:   Stephen M. Petroni

Title:   President

Title:  G.M., Hecla Silver Valley, Inc.

EXHIBIT A

PROPERTY DESCRIPTION

Unpatented Mining Claims Located in Shoshone County, Idaho

Claim Name

Serial No

Section

Township

Range

LB #1

IMC200026

9, 10

50N

5E

LB #2

IMC200027

9

50N

5E

LB #3

IMC200028

9

50N

5E

LB #4

IMC200029

9

50N

5E

LB #5

IMC200030

9

50N

5E

LB #6

IMC200031

9

50N

5E

LB #7

IMC200032

4, 9

50N

5E

LB #8

IMC200033

9

50N

5E

LB #9

IMC200034

9

50N

5E

LB #10

IMC200035

9

50N

5E

LB #11

IMC200036

9

50N

5E

LB #12

IMC200037

9

50N

5E

LB #13

IMC200038

9

50N

5E

LB #14

IMC200039

9

50N

5E

LB #15

IMC200040

9

50N

5E

LB #16

IMC200041

8, 9

50N

5E

LB #17

IMC200042

9

50N

5E

LB #18

IMC200043

9

50N

5E

LB #19

IMC200044

9

50N

5E

LB #20

IMC200045

9

50N

5E

LB #21

IMC200046

9

50N

5E

LB #22

IMC200047

9

50N

5E

LB #23

IMC200048

8, 9

50N

5E

LB #24

IMC200049

9, 16

50N

5E

LB #25

IMC200050

9, 16

50N

5E

LB #26

IMC200051

9, 16

50N

5E

LB #27

IMC200052

9, 16

50N

5E

LB #28

IMC200053

9, 16

50N

5E

LB #29

IMC200054

9, 16

50N

5E

LB #30

IMC200055

8, 9, 16, 17

50N

5E

LB #31

IMC200056

8

50N

5E

LB #32

IMC200057

16

50N

5E

LB #33

IMC200058

16

50N

5E

LB #34

IMC200059

16

50N

5E

LB #35

IMC200060

16

50N

5E

LB #36

IMC200061

16

50N

5E

LB #37

IMC200062

16, 17

50N

5E

LB #38

IMC200063

8, 16, 17

50N

5E

LB #39

IMC200064

8, 17

50N

5E

AMENDMENT NO. 1
TO THE MINERAL LEASE AGREEMENT

BETWEEN:

NEW JERSEY MINING COMPANY, an Idaho corporation, the address of which is 201 N. 3rd Street, Coeur d’Alene, Idaho 83814

(“New Jersey” or “Lessor”)

AND:

HECLA SILVER VALLEY, INC., a Delaware corporation, the address of which is 6500 N. Mineral Dr., Suite 200, Coeur d’Alene, Idaho 83815-9408

(“Hecla” or “Lessee”)

The Lessor and Lessee are at times collectively referred to hereinafter as the “Parties” or individually as the “Party”.

WHEREAS:

A.

Hecla and New Jersey entered into a Mineral Lease Agreement dated September 12, 2012 (the “Agreement”); and

B.

The parties wish to amend the Agreement to make the amendments that are set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants hereinafter set out and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree as follows:

1.

A new section shall be inserted under Article 1-Property Description as follows:

1.4

First Right of Refusal.  During the term of this Agreement, if either Party intends to sell all or any part of its interest in any property within the Area of Interest as defined in Section 1.2, and has received a bona fide offer from a third party, the selling Party shall promptly notify the other Party in writing.  The notice shall state the price and all other pertinent terms and conditions of the intended sale, and shall be accompanied by a copy of the offer or the contract for sale.  If the consideration for the intended sale is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary equivalent (based upon the fair market value of the nonmonetary consideration and stated in terms of cash or currency).  The other Party shall have a period of thirty (30) days after receiving such notification within which to advise the selling Party if it elects to acquire the property at the same price, and on the same terms and conditions, as set forth in the notice.  If the other Party does so elect, the closing shall be consummated promptly after notice of such election is delivered.

If the other Party fails to so elect within the period provided for above, the selling Party shall have sixty (60) days following the expiration of such period to close the transaction to a third party on the same terms and conditions as offered by the selling Party to the other Party in the aforementioned notice.

If the selling Party fails to close the transaction to a third party within the period set forth above, the Right of First Refusal shall be deemed to be revived.  Any subsequent proposal to sell such interest shall be conducted in accordance with all of the procedures set forth in this Agreement.

In the event Lessor sells to a third party, then the third party shall take such interest subject to Lessee’s rights under this Agreement.

2.

Article 5-Payments to Lessor/Advanced Minimum Royalties shall be revised as follows:

Commencing with the year that this Agreement is executed and for each calendar year thereafter that this lease continues and remains unterminated, Lessee agrees to pay to Lessor as an Advanced Minimum Royalty the sums set forth below:

Year

Amount/Calendar Year

2012

$24,000

2013

$24,000

2014

$10,000

2015

$10,000

2016

$10,000

2017

$15,000

2018

$15,000

2019

$15,000

2020

$20,000

thereafter

$48,000

3.

Article 6-Work Commitments shall be revised as follows:

During the Initial Term hereof, Lessee shall complete the following work expenditures upon, towards or for the eventual benefit of the Property:

•

$200,000 in expenditures by the  fifth anniversary of the Effective Date (on or by September 12, 2017)

•

$200,000 in additional expenditures by the eighth anniversary of the Effective Date (on or by September 12, 2020)

•

$300,000 in additional expenditures by the eleventh anniversary of the Effective Date (on or by September 12, 2023).

4.

Other Provisions.  All other provisions of the initial Agreement shall remain in full force and effect and be binding upon the parties hereto.

IN WITNESS WHEREOF the Parties have executed this Amendment No. 1 as of the   6th   day of May, 2014.

LESSOR:

LESSEE:

NEW JERSEY MINING COMPANY

HECLA SILVER VALLEY, INC.

By:   /s/  Del Steiner

By:  /s/  Stephen M. Petroni

Print Name:   Del Steiner

Print Name:   Stephen M. Petroni

Title:    CEO

Title:   General Manager

17